Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Trinity Biotech plc

We have issued our reports dated April 5, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Trinity Biotech plc on Form 20-F for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Trinity Biotech plc:

Form Type	File Number	Effective Date
Form S-8	33-76384	3/14/1994
Form S-8	333-5532	9/9/1996
Form S-8	333-220	1/10/1996
Form S-8	333-7762	10/10/1997
Form S-8	333-124384	4/28/2005
Form S-8	333-166590	5/6/2010

Grant Thornton

Dublin, Ireland

April 5, 2013